EXHIBIT 99.1

City National Corporation Reports First-Quarter 2014 Net Income of $54.5 Million, Up 6 Percent From First-Quarter 2013

Loans, Deposits, and Investment Fees Grow at Double-Digit Rates Year-Over-Year

LOS ANGELES, April 24, 2014 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported first-quarter 2014 net income of $54.5 million, up 6 percent from $51.5 million in the year-ago period. Earnings per share were $0.90, compared to $0.90 per share in the first quarter of 2013. First-quarter 2014 earnings per share reflect dividend payments for preferred stock that was issued in November, 2013, as well as a higher share count than the same period a year ago.

City National also announced today that its Board of Directors has maintained and approved a quarterly common stock cash dividend of $0.33 per share, payable on May 21, 2014 to stockholders of record on May 7, 2014.

FIRST-QUARTER 2014 HIGHLIGHTS

  Average first-quarter loans and leases, excluding those covered by City National's acquisition-related loss-sharing agreements with the Federal Deposit Insurance Corporation (FDIC), grew to $17.3 billion, up 17 percent from the first quarter of 2013. Average commercial loans were up 20 percent from the year-ago period. Period-end loan balances grew to a new record of $17.8 billion at March 31, 2014.

  First-quarter deposit balances averaged $25.4 billion, up 13 percent from the first quarter of 2013. Average core deposits, which equal 98 percent of total balances, were up 14 percent from the first quarter of 2013. Period-end deposit balances totaled $25.7 billion at March 31, 2014.

  Trust and investment fee income grew to $53.3 million, up 14 percent from the first quarter of 2013. City National's assets under management or administration grew to $66.4 billion, up 11 percent from the first quarter of 2013.

  Net loan recoveries in the first quarter of 2014 totaled $4.2 million, compared to net recoveries of $14.7 million in the fourth quarter of 2013. Excluding FDIC-covered loans, first-quarter 2014 results included no provision for loan and lease losses. City National recorded no provisions in 2013. The company remains appropriately reserved at 1.72 percent of total loans, excluding FDIC-covered loans.

"This year is off to a good start, as City National celebrates its 60th anniversary and the company continues to strengthen its capabilities, reputation, and client and colleague base in some of the nation's most dynamic communities," said Chairman and CEO Russell Goldsmith. "Loans, deposits, and investment fee income increased at double-digit rates from the first quarter of last year, and expenses remained in check even as the company continued to invest in additional people, products, and technology.

"I'm pleased that first-quarter net income grew 6 percent despite low interest rates and the run-off of covered assets.  This growth underscores the fact that the fundamentals and momentum of our businesses remain positive."

	For the three months ended			For the three
Dollars in millions,	March 31,		%	months ended	%
except per share data	2014	2013	Change	December 31, 2013	Change
Earnings Per Common Share	$ 0.90	$ 0.90	--	$ 0.95	(5)
Net Income Attributable to City National Corporation	54.5	51.5	6	55.1	(1)
Net Income Available to Common Shareholders	50.4	49.1	3	52.7	(4)

Average Assets	$ 29,426.4	$ 27,709.2	6	$ 29,902.4	(2)
Return on Average Assets	0.75%	0.75%	--	0.73%	3
Return on Average Common Equity	8.14%	8.43%	(3)	8.48%	(4)
Return on Average Tangible Common Equity	11.36%	12.17%	(7)	11.97%	(5)

ASSETS

Total assets were $29.7 billion at March 31, 2014, up 8 percent from the first quarter of 2013, but virtually unchanged from the fourth quarter of last year. The increase from the year-ago period primarily reflects higher loan balances.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $206.1 million in the first quarter of 2014, virtually unchanged from the same period of 2013 and 2 percent lower than in the fourth quarter of last year.

Deposits

First-quarter deposit balances averaged $25.4 billion, up 13 percent from the year-ago period. Average deposit balances were down 2 percent from the fourth quarter of 2013, reflecting traditional seasonal business patterns. Period-end deposits totaled $25.7 billion at March 31, 2014, up 12 percent from March 31, 2013 but virtually unchanged from December 31, 2013.

First-quarter 2014 average noninterest-bearing deposits were up 17 percent from the same period of 2013, but down 3 percent from the fourth quarter of last year.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $2.7 billion in the first quarter of 2014, up 17 percent from the same period of last year and 2 percent higher than in the fourth quarter of 2013. The increases were due primarily to increased Section 1031 Exchange activity and higher home sales prices.

Loans

First-quarter average loan balances, excluding FDIC-covered loans, were $17.3 billion, up 17 percent from the same period in 2013 and 3 percent higher than the fourth quarter of 2013. Period-end loan balances grew to a new record of $17.8 billion, up 17 percent from March 31, 2013 and up 3 percent from December 31, 2013.

First-quarter average commercial loans were up 20 percent from the same period of 2013 and 5 percent higher than the fourth quarter of last year.

Average balances for commercial real estate mortgages were up 18 percent from the first quarter of 2013, and they increased 3 percent from the fourth quarter of last year. Average balances for commercial real estate construction loans were up 13 percent from the first quarter of 2013, but down 5 percent from the fourth quarter of last year.

Average balances for single-family residential mortgage loans were up 15 percent from the year-ago period and 3 percent higher than the fourth quarter of 2013.

Securities

Average securities for the first quarter of 2014 totaled $8.6 billion, down 12 percent from the first quarter of 2013 and 8 percent lower than in the fourth quarter of last year. Total available-for-sale securities amounted to $5.4 billion at March 31, 2014, down from $7.7 billion at the end of the first quarter of 2013 and down from $6.2 billion at December 31, 2013.

The average duration of available-for-sale securities at March 31, 2014 was 2.3 years, compared to 2.8 years at March 31, 2013 and 2.4 years at the end of the fourth quarter of last year. The decrease from the year-ago period reflects the November 5, 2013 transfer of $1.0 billion of debt securities from the available-for-sale category to the held-to-maturity category and a rotation from longer-duration to shorter-duration securities in the available-for-sale portfolio.

City National's net interest margin in the first quarter of 2014 averaged 3.02 percent, compared to 2.97 percent in the fourth quarter of 2013. The modest increase was due to the redeployment of securities to fund loan growth. It was partially offset by lower income on covered loans that were paid off or fully charged off in the first quarter.

First-quarter net interest income included $9.3 million from the FDIC-covered loans that were repaid or charged off during the quarter. This compares with $15.6 million in the first quarter of 2013 and $13.7 million in the fourth quarter of last year.

At March 31, 2014, City National's prime lending rate was 3.25 percent, unchanged from both March 31, 2013 and December 31, 2013.

	For the three months ended			For the three
	March 31,		%	months ended	%
Dollars in millions	2014	2013	Change	December 31, 2013	Change
Average Loans and Leases, excluding Covered Loans	$ 17,338.4	$ 14,809.3	17	$ 16,795.6	3
Average Covered Loans	696.2	989.5	(30)	747.6	(7)
Average Total Securities	8,585.2	9,796.3	(12)	9,306.3	(8)
Average Earning Assets	27,640.9	26,046.6	6	28,218.6	(2)
Average Deposits	25,371.6	22,411.0	13	25,942.6	(2)
Average Core Deposits	24,888.2	21,806.7	14	25,423.1	(2)
Fully Taxable-Equivalent Net Interest Income	206.1	206.3	(0)	211.2	(2)
Net Interest Margin	3.02%	3.21%	(6)	2.97%	2

COVERED ASSETS

Loans and other real estate owned (OREO) assets acquired in City National's FDIC‑assisted bank acquisitions totaled $679.7 million at the end of the first quarter of 2014, compared to $953.3 million at March 31, 2013 and $726.5 million at December 31, 2013.

In the first quarter of 2014, the company recorded a $2.0 million non-cash net impairment charge to reflect results of the quarterly update of cash-flow projections for the FDIC-covered loans. In the fourth quarter of 2013, the company recorded a $0.2 million net impairment. The first-quarter charge reflects a $4.7 million provision for losses on covered loans.  In addition to the $2.0 million non-cash net impairment charge for the first quarter of 2014, the company recognized $1.6 million of other covered assets expense, bringing total net expense to $3.6 million. This compares to total net expense of $0.3 million in the fourth quarter of last year.

City National updates cash-flow projections for covered loans on a quarterly basis. Due to the uncertainty in the future performance of the covered loans, additional impairments may be recognized in the future.

OREO assets acquired by City National in its FDIC-assisted bank acquisitions and subject to loss-sharing agreements totaled $24.9 million at March 31, 2014, compared to $43.8 million at the end of the first quarter of 2013 and $25.5 million at December 31, 2013.

NONINTEREST INCOME

Noninterest income was $101.2 million in the first quarter of 2014, up 8 percent from the first quarter of 2013 and 12 percent higher than in the fourth quarter of 2013. The increase from the fourth quarter was due largely to lower FDIC loss-sharing expense and higher wealth management fee income. Results for the first quarter of 2014 also included a $2.1 million net gain on securities, compared to a net gain of $1.0 million in the first quarter of 2013 and a net loss of $4.6 million in the fourth quarter of last year.

In the first quarter of 2014, noninterest income accounted for 34 percent of City National's total revenue, compared to 32 percent in the first quarter of 2013 and 31 percent in the fourth quarter of 2013.

Wealth Management

City National's assets under management or administration totaled $66.4 billion as of March 31, 2014, up 11 percent from the same period of 2013 and 3 percent higher than in the fourth quarter of 2013.

Trust and investment fees were $53.3 million in the first quarter of 2014, up 14 percent from the first quarter of 2013 and 5 percent higher than the fourth quarter of 2013. The increases were due primarily to asset inflows and market appreciation.

First-quarter 2014 brokerage and mutual fund fees totaled $10.0 million, up 24 percent from the year-earlier period but down 5 percent from the fourth quarter of 2013. Fourth-quarter 2013 brokerage and mutual fund fees included the recognition of annual performance fees.

	At or for the			At or for the
	three months ended			three months
	March 31,		%	ended	%
Dollars in millions	2014	2013	Change	December 31, 2013	Change
Trust and Investment Fee Revenue	$ 53.3	$ 46.7	14	$ 50.6	5
Brokerage and Mutual Fund Fees	10.0	8.1	24	10.6	(5)
Assets Under Management (1)	46,374.2	40,264.8	15	45,001.1	3
Assets Under Management or Administration (1)	66,399.8	59,612.0	11	64,691.2	3

(1) Excludes $26.1 billion, $27.1 billion and $24.8 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

Other Noninterest Income

First-quarter income from cash management and deposit transaction fees was $12.0 million, down 8 percent from the first quarter of 2013 and 3 percent lower than in the fourth quarter of last year. The decreases were due largely to higher deposit balances used to offset service charge fees.

Fee income from foreign exchange services and letters of credit totaled $10.4 million in the first quarter of 2014, up 8 percent from the first quarter of 2013, reflecting increased client activity and the addition of new relationships. Fee income was down 2 percent from the fourth quarter of 2013.

Other income was $17.6 million in the first quarter of 2014, down 4 percent from the first quarter of 2013 and 13 percent lower than in the fourth quarter of 2013. The decreases were due to lower gains on transfers of covered loans to OREO, reduced income from client swap transactions, and lower lease residual income.

NONINTEREST EXPENSE

City National's first-quarter 2014 noninterest expense amounted to $214.9 million, up 2 percent from the first quarter of 2013 but down 2 percent from the fourth quarter of 2013. The increase from the year-ago period largely reflects higher costs for compensation, legal and professional services, regulatory and compliance requirements, and marketing and advertising. These costs were offset in part by lower OREO expense and FDIC assessments.

CREDIT QUALITY

The following credit quality information excludes loans subject to loss-sharing agreements involving City National's FDIC-assisted transactions:

Net recoveries in the first quarter of 2014 totaled $4.2 million, or 0.10 percent of total loans and leases on an annualized basis. The company realized net recoveries of $4.8 million, or 0.13 percent, in the first quarter of 2013 and net recoveries of $14.7 million, or 0.35 percent, in the fourth quarter of 2013.

At March 31, 2014, nonperforming assets decreased to $80.7 million, or 0.45 percent of the company's total loans and leases and OREO, compared to $103.1 million, or 0.68 percent, at March 31, 2013 and $81.3 million, or 0.47 percent, at December 31, 2013.

Nonaccrual loans at March 31, 2014 were $71.3 million, compared to $83.3 million at March 31, 2013 and $68.7 million at December 31, 2013. Classified ratios remain at low levels, and overall credit trends are stable.

	As of		As of		As of
	March 31, 2014		December 31, 2013		March 31, 2013
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual
Commercial	$ 8,557.0	$ 19.9	$ 8,164.8	$ 14.3	$ 7,170.4	$ 7.3
Commercial Real Estate Mortgages	3,280.9	16.4	3,223.0	18.4	2,832.1	23.1
Residential Mortgages	4,682.1	10.0	4,554.3	11.7	4,027.7	9.1
Real Estate Construction	389.2	18.8	367.0	19.1	352.5	39.6
Home Equity Loans and Lines of Credit	691.3	6.0	709.3	5.1	696.7	4.1
Other Loans	150.9	0.2	152.0	0.1	137.5	0.1
Total Loans (1)	$ 17,751.4	$ 71.3	$ 17,170.4	$ 68.7	$ 15,216.9	$ 83.3

Other Real Estate Owned (1)		9.4		12.6		19.8
Total Nonperforming Assets, excluding Covered Assets		$ 80.7		$ 81.3		$ 103.1

(1) Excludes covered loans, net of allowance, of $654.9 million, $701.0 million and $909.6 million at March 31, 2014, December 31, 2013 and March 31, 2013, respectively, and covered other real estate owned of $24.9 million, $25.5 million and $43.8 million at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

In light of strong and stable credit quality, continued net recoveries, and a growing loan portfolio, the company did not record a provision for credit losses or reserve release in the first quarter of 2014. The company recorded no provisions or reserve releases in 2013.

At March 31, 2014, City National's allowance for loan and lease losses totaled $305.8 million, or 1.72 percent of total loans and leases. That compares with $282.3 million, or 1.86 percent, at March 31, 2013 and $302.6 million, or 1.76 percent, at the end of the fourth quarter of 2013. The company also maintains an additional $34.9 million in reserves for off-balance-sheet credit commitments.

Commercial Loans

Commercial loan net charge-offs were $0.2 million in the first quarter of 2014. This compares to net recoveries of $2.2 million in the year-earlier period and net recoveries of $9.5 million in the fourth quarter of 2013.

Commercial loans on nonaccrual totaled $19.9 million in the first quarter of 2014, compared to $7.3 million at March 31, 2013 and $14.3 million at December 31, 2013.

Real Estate Construction Loans

City National's $389.2 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio represents 2 percent of the company's total loans.

First-quarter net recoveries of construction loans were $4.4 million, compared to net recoveries of $2.7 million in the first quarter of 2013 and net recoveries of $4.7 million in the fourth quarter of 2013.

At March 31, 2014, construction loans on nonaccrual totaled $18.8 million, compared to $39.6 million at March 31, 2013 and $19.1 million at December 31, 2013.

Commercial Real Estate Mortgage Loans

In the first quarter of 2014, the company recorded net recoveries of $0.1 million in its $3.3 billion commercial real estate mortgage portfolio. This compares to small net recoveries in both the first quarter and the fourth quarter of 2013.

Commercial real estate mortgage loans on nonaccrual totaled $16.4 million, compared to $23.1 million at March 31, 2013 and $18.4 million at December 31, 2013.

Residential Mortgage Loans and Home Equity Loans and Lines of Credit

City National's period-end $4.7 billion residential mortgage portfolio and $0.7 billion home equity portfolio continued to perform exceptionally well.  Together, they accounted for $0.3 million in net charge-offs in the first quarter of 2014, compared to net charge-offs of $0.2 million in the first quarter of 2013 and net recoveries of $0.2 million in the fourth quarter of last year.

Residential mortgage loans and home equity loans and lines of credit on nonaccrual were $16.0 million in the first quarter of 2014, compared to $13.2 million in the first quarter of 2013 and $16.8 million in the fourth quarter of 2013.

INCOME TAXES

City National's effective tax rate for the first quarter of 2014 was 32.3 percent, compared to 29.0 percent in the year-earlier period.

CAPITAL LEVELS

City National remains well-capitalized. Under Basel I capital rules, the company's Tier 1 common shareholders' equity ratio was 8.9 percent at March 31, 2014. The company's Tier 1 common shareholders' equity ratio was 8.7 percent at March 31, 2013 and 8.8 percent at December 31, 2013.1

Under Basel III rules, City National's estimated Tier 1 common equity ratio was 8.6 percent.2 All of the company's pro-forma capital ratios are already comfortably above the Basel III rules that are expected to be fully implemented by January 1, 2019.

City National's Basel I total risk-based capital and Tier 1 risk-based capital ratios at March 31, 2014 were 13.1 percent and 10.2 percent, respectively. City National's Tier 1 leverage ratio at March 31, 2014 was 7.4 percent.

Basel I total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios at March 31, 2013 were 12.7 percent, 9.6 percent and 6.7 percent, respectively.

The increase in Total and Tier 1 capital ratios from March 31, 2013, was due largely to the company's issuance of $100 million of preferred stock on November 7, 2013.

City National's period-end ratio of equity to total assets at March 31, 2014 was 9.4 percent, compared to 9.3 percent at March 31, 2013 and 9.2 percent at December 31, 2013.

2014 OUTLOOK

Management expects modest net income growth in 2014, even as low short-term interest rates continue to put pressure on the company's net interest margin.  The company anticipates continued solid growth in loans, deposits, and wealth management assets. Rising loan balances are expected to require some loan-loss provisions, but credit quality should remain stable.  This outlook reflects management's expectations for continued moderate U.S. economic growth in 2014.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss first-quarter 2014 financial results.  The call will begin at 2:00 p.m. PDT.  Analysts and investors may dial in and participate in the question/answer session.  To access the call, please dial (877) 359-9508 and enter Conference ID 13387727.  A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com.  There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation has $29.7 billion in assets. The company's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 77 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville and Atlanta. City National and its investment affiliates manage or administer $66.4 billion in client investment assets, including $46.4 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements.  These factors include: (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, including changes in consumer spending, borrowing and savings habits; (2) the impact on financial markets and the economy of the level of U.S. and European debt; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (4) limited economic growth and elevated levels of unemployment; (5) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company are uncertain; (6) the impact of revised capital requirements under Basel III; (7) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (8) the impact of cyber security attacks or other disruptions to the company's information systems and any resulting compromise of data or disruptions in service; (9) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense; (10) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC; (11) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (12) the company's ability to attract new employees and retain and motivate existing employees; (13) increased competition in the company's markets and our ability to increase market share and control expenses; (14) changes in the financial performance and/or condition of the company's customers, or changes in the performance or creditworthiness of our customers' suppliers or other counterparties, which could lead to decreased loan utilization rates, delinquencies, or defaults and could negatively affect our customers' ability to meet certain credit obligations; (15) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division; (16) soundness of other financial institutions which could adversely affect the company; (17) protracted labor disputes in the company's markets; (18) the impact of natural disasters, terrorist activities or international hostilities on the operations of our business or the value of collateral; (19) the effect of acquisitions and integration of acquired businesses and de novo branching efforts; (20) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; and (21) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2013.

1 For notes on non-GAAP measures, see pages 16 and 17 of the Selected Financial Information.

2 Estimated based on management's interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act. See page 16 of the Selected Financial Information.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)

	Three Months
For The Period Ended March 31,	2014	2013	% Change
Per Common Share
Net income available to common shareholders
Basic	$ 0.91	$ 0.90	1
Diluted	0.90	0.90	--
Dividends	0.33	--	NM
Book value	46.38	44.50	4

Results of Operations: (In millions)
Net interest income	$ 200	$ 201	(1)
Net interest income (Fully taxable-equivalent)	206	206	(0)
Total revenue	301	295	2
Provision for credit losses on loans and leases, excluding covered loans	--	--	--
Provision for losses on covered loans	5	10	(53)
Net income attributable to City National Corporation	55	52	6
Net income available to common shareholders	50	49	3

Financial Ratios:
Performance Ratios:
Return on average assets	0.75%	0.75%
Return on average common equity	8.14	8.43
Return on average tangible common equity (1)	11.36	12.17
Period-end equity to period-end assets	9.40	9.32
Net interest margin	3.02	3.21
Expense to revenue ratio	69.73	68.95
Capital Adequacy Ratios (Period-end):
Tier 1 common equity	8.89	8.71
Tier 1 risk-based capital	10.18	9.64
Total risk-based capital	13.08	12.71
Tier 1 leverage	7.41	6.72

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans	1.72%	1.86%
Nonaccrual loans	429.21	339.03
Nonperforming assets, excluding covered assets, to:
Total loans and leases and other real estate owned, excluding covered assets	0.45	0.68
Total assets	0.27	0.38
Net recoveries to average total loans and leases, excluding covered loans (annualized)	0.10%	0.13%

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 17,339	$ 14,809	17
Covered loans	696	990	(30)
Securities	8,585	9,796	(12)
Interest-earning assets	27,641	26,047	6
Assets	29,426	27,709	6
Core deposits	24,888	21,807	14
Deposits	25,372	22,411	13
Interest-bearing liabilities	10,636	11,425	(7)
Common shareholders' equity	2,513	2,364	6
Total shareholders' equity	2,780	2,533	10

Period-End Balances: (In millions)
Loans and leases, excluding covered loans	$ 17,751	$ 15,217	17
Covered loans	673	952	(29)
Securities	8,651	9,192	(6)
Assets	29,738	27,434	8
Core deposits	25,276	22,259	14
Deposits	25,732	22,938	12
Common shareholders' equity	2,528	2,387	6
Total shareholders' equity	2,796	2,557	9

Wealth Management: (In millions) (2)
Assets under management	$ 46,374	$ 40,265	15
Assets under management or administration	66,400	59,612	11

(1) Return on average tangible common equity is a non-GAAP measure. Refer to page 16 for further discussion of this non-GAAP measure.
(2) Excludes $26.1 billion and $24.8 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of March 31, 2014 and March 31, 2013, respectively.

Note: Certain prior period balances in the Selected Financial Information have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

(Dollars in thousands	Three Months Ended March 31,
except per share data)	2014	2013	% Change
Interest income	$ 213,085	$ 215,800	(1)
Interest expense	13,287	14,727	(10)
Net interest income	199,798	201,073	(1)

Provision for credit losses on loans and leases, excluding covered loans	--	--	--
Provision for losses on covered loans	4,655	9,892	(53)

Noninterest income
Trust and investment fees	53,306	46,653	14
Brokerage and mutual fund fees	10,042	8,066	24
Cash management and deposit transaction fees	12,033	13,009	(8)
International services	10,395	9,619	8
FDIC loss sharing expense, net	(7,083)	(4,352)	63
Gain on disposal of assets	2,826	1,114	154
Gain on securities	2,122	1,046	103
Other	17,607	18,373	(4)
Total noninterest income	101,248	93,528	8

Noninterest expense
Salaries and employee benefits	136,833	128,195	7
Net occupancy of premises	16,094	15,989	1
Legal and professional fees	12,950	11,952	8
Information services	9,346	9,391	(0)
Depreciation and amortization	7,828	8,172	(4)
Amortization of intangibles	1,487	1,932	(23)
Marketing and advertising	9,775	7,976	23
Office services and equipment	4,910	4,946	(1)
Other real estate owned	1,433	5,250	(73)
FDIC assessments	1,391	5,481	(75)
Other	12,846	12,056	7
Total noninterest expense	214,893	211,340	2

Income before taxes	81,498	73,369	11

Applicable income taxes	26,288	21,261	24

Net income	$ 55,210	$ 52,108	6

Less: Net income attributable to noncontrolling interest	699	585	19

Net income attributable to City National Corporation	$ 54,511	$ 51,523	6

Less: Dividends on preferred stock	4,094	2,406	70

Net income available to common shareholders	$ 50,417	$ 49,117	3

Other Data:
Earnings per common share - basic	$ 0.91	$ 0.90	1
Earnings per common share - diluted	$ 0.90	$ 0.90	--
Dividends paid per common share	$ 0.33	$ --	NM
Common dividend payout ratio	36.15%	--%	NM
Return on average assets	0.75%	0.75%	--
Return on average common equity	8.14%	8.43%	(3)
Return on average tangible common equity	11.36%	12.17%	(7)
Net interest margin (Fully taxable-equivalent)	3.02%	3.21%	(6)
Full-time equivalent employees	3,587	3,496	3

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2014	2013
(Dollars in thousands	First	Fourth
except per share data)	Quarter	Quarter
Interest income	$ 213,085	$ 218,773
Interest expense	13,287	13,321
Net interest income	199,798	205,452

Provision for credit losses on loans and leases, excluding covered loans	--	--
Provision for losses on covered loans	4,655	174

Noninterest income
Trust and investment fees	53,306	50,561
Brokerage and mutual fund fees	10,042	10,621
Cash management and deposit transaction fees	12,033	12,349
International services	10,395	10,575
FDIC loss sharing expense, net	(7,083)	(12,953)
Gain on disposal of assets	2,826	3,871
Gain (loss) on securities	2,122	(4,649)
Other	17,607	20,174
Total noninterest income	101,248	90,549

Noninterest expense
Salaries and employee benefits	136,833	133,331
Net occupancy of premises	16,094	17,452
Legal and professional fees	12,950	16,058
Information services	9,346	8,902
Depreciation and amortization	7,828	8,019
Amortization of intangibles	1,487	1,722
Marketing and advertising	9,775	9,029
Office services and equipment	4,910	4,679
Other real estate owned	1,433	3,296
FDIC assessments	1,391	2,646
Other	12,846	13,847
Total noninterest expense	214,893	218,981

Income before taxes	81,498	76,846

Applicable income taxes	26,288	20,884

Net income	$ 55,210	$ 55,962

Less: Net income attributable to noncontrolling interest	699	850

Net income attributable to City National Corporation	$ 54,511	$ 55,112

Less: Dividends on preferred stock	4,094	2,406

Net income available to common shareholders	$ 50,417	$ 52,706

Other Data:
Earnings per common share - basic	$ 0.91	$ 0.96
Earnings per common share - diluted	$ 0.90	$ 0.95
Dividends paid per common share	$ 0.33	$ 0.25
Common dividend payout ratio	36.15%	26.15%
Return on average assets	0.75%	0.73%
Return on average common equity	8.14%	8.48%
Return on average tangible common equity	11.36%	11.97%
Net interest margin (Fully taxable-equivalent)	3.02%	2.97%
Full-time equivalent employees	3,587	3,566

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2013
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 218,773	$ 228,093	$ 216,995	$ 215,800	$ 879,661
Interest expense	13,321	13,822	14,076	14,727	55,946
Net interest income	205,452	214,271	202,919	201,073	823,715

Provision for credit losses on loans and leases, excluding covered loans	--	--	--	--	--
Provision for losses on covered loans	174	2,496	(11,927)	9,892	635

Noninterest income
Trust and investment fees	50,561	49,430	49,830	46,653	196,474
Brokerage and mutual fund fees	10,621	7,307	8,107	8,066	34,101
Cash management and deposit transaction fees	12,349	12,263	12,880	13,009	50,501
International services	10,575	10,932	10,911	9,619	42,037
FDIC loss sharing expense, net	(12,953)	(20,992)	(26,477)	(4,352)	(64,774)
Gain on disposal of assets	3,871	3,092	949	1,114	9,026
(Loss) gain on securities	(4,649)	5,644	5,608	1,046	7,649
Other	20,174	21,207	20,401	18,373	80,155
Total noninterest income	90,549	88,883	82,209	93,528	355,169

Noninterest expense
Salaries and employee benefits	133,331	129,049	127,168	128,195	517,743
Net occupancy of premises	17,452	16,074	16,205	15,989	65,720
Legal and professional fees	16,058	10,731	13,514	11,952	52,255
Information services	8,902	9,876	9,183	9,391	37,352
Depreciation and amortization	8,019	7,827	8,249	8,172	32,267
Amortization of intangibles	1,722	1,932	1,931	1,932	7,517
Marketing and advertising	9,029	7,887	8,293	7,976	33,185
Office services and equipment	4,679	4,821	5,034	4,946	19,480
Other real estate owned	3,296	5,196	4,385	5,250	18,127
FDIC assessments	2,646	3,776	3,663	5,481	15,566
Other	13,847	12,195	13,804	12,056	51,902
Total noninterest expense	218,981	209,364	211,429	211,340	851,114

Income before taxes	76,846	91,294	85,626	73,369	327,135

Applicable income taxes	20,884	27,052	25,422	21,261	94,619

Net income	$ 55,962	$ 64,242	$ 60,204	$ 52,108	$ 232,516

Less: Net income attributable to noncontrolling interest	850	609	463	585	2,507

Net income attributable to City National Corporation	$ 55,112	$ 63,633	$ 59,741	$ 51,523	$ 230,009

Less: Dividends on preferred stock	2,406	2,407	2,406	2,406	9,625

Net income available to common shareholders	$ 52,706	$ 61,226	$ 57,335	$ 49,117	$ 220,384

Other Data:
Earnings per common share - basic	$ 0.96	$ 1.12	$ 1.05	$ 0.90	$ 4.02
Earnings per common share - diluted	$ 0.95	$ 1.10	$ 1.04	$ 0.90	$ 3.99
Dividends paid per common share	$ 0.25	$ 0.25	$ 0.25	$ --	$ 0.75
Common dividend payout ratio	26.15%	22.40%	23.81%	--%	18.69%
Return on average assets	0.73%	0.90%	0.87%	0.75%	0.81%
Return on average common equity	8.48%	10.12%	9.53%	8.43%	9.14%
Return on average tangible common equity	11.97%	14.43%	13.60%	12.17%	13.04%
Net interest margin (Fully taxable-equivalent)	2.97%	3.30%	3.24%	3.21%	3.18%
Full-time equivalent employees	3,566	3,541	3,551	3,496

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEETS
(unaudited)

	2014	2013
	First	Fourth
(In thousands)	Quarter	Quarter
Assets
Cash and due from banks	$ 425,427	$ 183,227
Due from banks - interest-bearing	434,297	552,719
Federal funds sold and securities purchased under resale agreements	205,000	200,000
Securities available-for-sale	5,386,754	6,241,117
Securities held-to-maturity	3,202,997	2,957,843
Trading securities	61,608	82,357
Loans and leases:
Commercial	8,557,041	8,164,823
Commercial real estate mortgages	3,280,868	3,223,001
Residential mortgages	4,682,055	4,554,311
Real estate construction	389,188	367,004
Home equity loans and lines of credit	691,338	709,344
Installment	150,895	151,955
Loans and leases, excluding covered loans	17,751,385	17,170,438
Allowance for loan and lease losses	(305,790)	(302,584)
Loans and leases, excluding covered loans, net	17,445,595	16,867,854
Covered loans, net (1)	654,855	700,989
Net loans and leases	18,100,450	17,568,843
Premises and equipment, net	199,401	198,398
Goodwill and other intangibles	681,756	683,243
Other real estate owned (2)	34,267	38,092
FDIC indemnification asset	84,851	89,227
Other assets	921,444	922,885
Total assets	$ 29,738,252	$ 29,717,951

Liabilities
Deposits:
Noninterest-bearing	$ 15,664,029	$ 16,058,968
Interest-bearing	10,067,737	9,620,469
Total deposits	25,731,766	25,679,437
Short-term borrowings	4,107	3,889
Long-term debt	733,537	735,968
Other liabilities	427,241	517,903
Total liabilities	26,896,651	26,937,197

Redeemable noncontrolling interest	45,641	39,768

Shareholders' equity
Preferred stock	267,616	267,616
Common stock	54,899	54,667
Additional paid-in capital	549,989	541,210
Accumulated other comprehensive loss	(4,363)	(15,641)
Retained earnings	1,950,356	1,918,163
Treasury shares	(22,537)	(25,029)
Total common shareholders' equity	2,528,344	2,473,370
Total shareholders' equity	2,795,960	2,740,986
Total liabilities and shareholders' equity	$ 29,738,252	$ 29,717,951

(1) Covered loans are net of $18.4 million and $15.9 million of allowance for loan losses as of March 31, 2014 and December 31, 2013, respectively.
(2) Other real estate owned includes $24.9 million and $25.5 million covered by FDIC loss share at March 31, 2014 and December 31, 2013, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEETS
(unaudited)

	2013
	Fourth	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 183,227	$ 301,106	$ 146,338	$ 144,290
Due from banks - interest-bearing	552,719	1,045,608	156,221	123,146
Federal funds sold and securities purchased under resale agreements	200,000	200,000	200,000	219,500
Securities available-for-sale	6,241,117	6,895,130	7,044,571	7,738,051
Securities held-to-maturity	2,957,843	1,649,520	1,503,973	1,400,890
Trading securities	82,357	51,451	48,655	53,526
Loans and leases:
Commercial	8,164,823	7,856,244	7,497,105	7,170,370
Commercial real estate mortgages	3,223,001	3,077,183	2,978,975	2,832,107
Residential mortgages	4,554,311	4,418,231	4,153,051	4,027,741
Real estate construction	367,004	380,489	340,002	352,464
Home equity loans and lines of credit	709,344	681,879	700,681	696,679
Installment	151,955	152,107	149,438	137,545
Loans and leases, excluding covered loans	17,170,438	16,566,133	15,819,252	15,216,906
Allowance for loan and lease losses	(302,584)	(295,947)	(289,914)	(282,328)
Loans and leases, excluding covered loans, net	16,867,854	16,270,186	15,529,338	14,934,578
Covered loans, net (1)	700,989	754,190	843,582	909,563
Net loans and leases	17,568,843	17,024,376	16,372,920	15,844,141
Premises and equipment, net	198,398	168,600	162,535	152,389
Goodwill and other intangibles	683,243	684,965	686,897	688,829
Other real estate owned (2)	38,092	48,723	61,477	63,537
FDIC indemnification asset	89,227	101,124	117,295	142,906
Other assets	922,885	888,801	878,620	862,549
Total assets	$ 29,717,951	$ 29,059,404	$ 27,379,502	$ 27,433,754

Liabilities
Deposits:
Noninterest-bearing	$ 16,058,968	$ 15,205,973	$ 14,288,001	$ 13,800,017
Interest-bearing	9,620,469	10,030,896	9,363,756	9,137,569
Total deposits	25,679,437	25,236,869	23,651,757	22,937,586
Short-term borrowings	3,889	2,588	2,675	806,760
Long-term debt	735,968	719,326	706,537	702,967
Other liabilities	517,903	472,893	433,822	388,439
Total liabilities	26,937,197	26,431,676	24,794,791	24,835,752

Redeemable noncontrolling interest	39,768	39,840	39,943	41,113

Shareholders' equity
Preferred stock	267,616	169,920	169,920	169,920
Common stock	54,667	54,400	54,274	54,133
Additional paid-in capital	541,210	519,760	507,560	496,013
Accumulated other comprehensive (loss) income	(15,641)	(10,355)	6,585	74,222
Retained earnings	1,918,163	1,879,240	1,831,725	1,788,041
Treasury shares	(25,029)	(25,077)	(25,296)	(25,440)
Total common shareholders' equity	2,473,370	2,417,968	2,374,848	2,386,969
Total shareholders' equity	2,740,986	2,587,888	2,544,768	2,556,889
Total liabilities and shareholders' equity	$ 29,717,951	$ 29,059,404	$ 27,379,502	$ 27,433,754

(1) Covered loans are net of $15.9 million, $25.9 million, $24.4 million and $42.4 million of allowance for loan losses as of December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.
(2) Other real estate owned includes $25.5 million, $29.8 million, $41.8 million and $43.8 million covered by FDIC loss share at December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

	2014	2013
	First	Fourth	Third	Second	First	Year To
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Date

Allowance for Loan and Lease Losses, Excluding Covered Loans

Balance at beginning of period	$ 302,584	$ 295,947	$ 289,914	$ 282,328	$ 277,888	$ 277,888

Net recoveries/(charge-offs):
Commercial	(227)	9,515	4,375	2,855	2,173	18,918
Commercial real estate mortgages	95	23	(584)	1,034	3	476
Residential mortgages	(447)	32	40	37	(68)	41
Real estate construction	4,388	4,660	2,945	2,682	2,666	12,953
Home equity loans and lines of credit	143	129	(194)	375	(112)	198
Installment	218	349	200	522	146	1,217
Total net recoveries	4,170	14,708	6,782	7,505	4,808	33,803

Provision for credit losses	--	--	--	--	--	--

Transfers (to) from reserve for off-balance sheet credit commitments	(964)	(8,071)	(749)	81	(368)	(9,107)

Balance at end of period	$ 305,790	$ 302,584	$ 295,947	$ 289,914	$ 282,328	$ 302,584

Net Recoveries/(Charge-offs) to Average Total Loans and Leases, Excluding Covered Loans (annualized):

Commercial	(0.01)%	0.48%	0.23%	0.16%	0.13%	0.26%
Commercial real estate mortgages	0.01%	0.00%	(0.08)%	0.15%	0.00%	0.02%
Residential mortgages	(0.04)%	0.00%	0.00%	0.00%	(0.01)%	0.00%
Real estate construction	4.73%	4.69%	3.32%	3.05%	3.25%	3.62%
Home equity loans and lines of credit	0.08%	0.07%	(0.11)%	0.21%	(0.06)%	0.03%
Installment	0.58%	0.89%	0.54%	1.44%	0.42%	0.82%
Total loans and leases, excluding covered loans	0.10%	0.35%	0.17%	0.20%	0.13%	0.21%

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 33,944	$ 25,873	$ 25,124	$ 25,205	$ 24,837	$ 24,837
Transfers from (to) allowance	964	8,071	749	(81)	368	9,107
Balance at end of period	$ 34,908	$ 33,944	$ 25,873	$ 25,124	$ 25,205	$ 33,944

Allowance for Losses on Covered Loans

Balance at beginning of period	$ 15,922	$ 25,882	$ 24,414	$ 42,354	$ 44,781	$ 44,781
Provision for losses	4,655	174	2,496	(11,927)	9,892	635
Net recoveries	--	9	--	--	--	9
Reduction in allowance due to loan removals	(2,138)	(10,143)	(1,028)	(6,013)	(12,319)	(29,503)
Balance at end of period	$ 18,439	$ 15,922	$ 25,882	$ 24,414	$ 42,354	$ 15,922

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)

	2014	2013
	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 19,931	$ 14,298	$ 10,127	$ 11,679	$ 7,292
Commercial real estate mortgages	16,397	18,449	19,020	22,433	23,066
Residential mortgages	9,966	11,661	9,674	10,580	9,136
Real estate construction	18,760	19,067	25,471	25,718	39,608
Home equity loans and lines of credit	6,040	5,144	5,289	6,239	4,103
Installment	151	32	21	24	70
Total nonaccrual loans, excluding covered loans	71,245	68,651	69,602	76,673	83,275

Other real estate owned, excluding covered OREO	9,412	12,611	18,905	19,676	19,786

Total nonperforming assets, excluding covered assets	$ 80,657	$ 81,262	$ 88,507	$ 96,349	$ 103,061

Nonperforming covered assets
Other real estate owned	$ 24,855	$ 25,481	$ 29,818	$ 41,801	$ 43,751

Loans 90 days or more past due on accrual status, excluding covered loans	$ 424	$ 453	$ 383	$ 643	$ 1,688

Covered loans 90 days or more past due on accrual status	$ 38,548	$ 45,662	$ 63,071	$ 89,439	$ 102,268

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	429.21%	440.76%	425.20%	378.12%	339.03%
Total nonperforming assets, excluding covered assets	379.12%	372.36%	334.38%	300.90%	273.94%
Total loans and leases, excluding covered loans	1.72%	1.76%	1.79%	1.83%	1.86%

Nonaccrual loans as a percentage of total loans, excluding covered loans	0.40%	0.40%	0.42%	0.48%	0.55%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	0.45%	0.47%	0.53%	0.61%	0.68%
Total assets	0.27%	0.27%	0.30%	0.35%	0.38%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2014		2013
	First Quarter		Fourth Quarter
	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 8,263	3.35%	$ 7,905	3.40%
Commercial real estate mortgages	3,255	3.65	3,171	3.57
Residential mortgages	4,596	3.56	4,481	3.58
Real estate construction	376	3.74	394	4.61
Home equity loans and lines of credit	695	3.62	689	3.62
Installment	154	4.48	156	4.43
Total loans and leases, excluding covered loans	17,339	3.50	16,796	3.52
Covered loans	696	12.56	747	14.50
Total loans and leases	18,035	3.86	17,543	3.98
Due from banks - interest-bearing	665	0.27	970	0.25
Federal funds sold and securities purchased under resale agreements	279	1.99	317	1.99
Securities	8,585	2.09	9,306	1.93
Other interest-earning assets	77	6.38	83	5.87
Total interest-earning assets	27,641	3.22	28,219	3.16
Allowance for loan and lease losses	(323)		(327)
Cash and due from banks	248		196
Other non-earning assets	1,860		1,814
Total assets	$ 29,426		$ 29,902

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,420	0.06%	$ 2,359	0.06%
Money market accounts	6,365	0.07	6,459	0.07
Savings deposits	454	0.06	437	0.06
Time deposits - under $100,000	174	0.22	179	0.23
Time deposits -- $100,000 and over	484	0.41	520	0.40
Total interest-bearing deposits	9,897	0.09	9,954	0.09

Federal funds purchased and securities sold under repurchase agreements	--	--	--	--
Other borrowings	739	6.12	728	6.03
Total interest-bearing liabilities	10,636	0.51	10,682	0.49
Noninterest-bearing deposits	15,475		15,989
Other liabilities	535		538
Total equity	2,780		2,693
Total liabilities and equity	$ 29,426		$ 29,902

Net interest spread		2.71%		2.67%
Net interest margin		3.02%		2.97%

Average prime rate		3.25%		3.25%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2013
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 7,905	3.40%	$ 7,540	3.53%	$ 7,301	3.58%	$ 6,876	3.71%	$ 7,409	3.55%
Commercial real estate mortgages	3,171	3.57	3,062	3.71	2,848	4.00	2,767	3.97	2,963	3.80
Residential mortgages	4,481	3.58	4,254	3.61	4,083	3.72	3,981	3.83	4,201	3.68
Real estate construction	394	4.61	351	4.53	353	4.24	333	4.64	358	4.51
Home equity loans and lines of credit	689	3.62	684	3.56	704	3.60	712	3.68	697	3.62
Installment	156	4.43	149	4.30	145	4.69	140	4.22	148	4.41
Total loans and leases, excluding covered loans	16,796	3.52	16,040	3.61	15,434	3.72	14,809	3.83	15,776	3.66
Covered loans	747	14.50	819	20.53	910	14.34	990	12.98	866	15.46
Total loans and leases	17,543	3.98	16,859	4.42	16,344	4.32	15,799	4.42	16,642	4.28
Due from banks - interest-bearing	970	0.25	611	0.26	236	0.27	193	0.24	504	0.25
Federal funds sold and securities purchased under resale agreements	317	1.99	283	2.19	277	2.25	154	2.99	258	2.26
Securities	9,306	1.93	8,576	1.99	8,867	1.98	9,796	1.91	9,134	1.95
Other interest-earning assets	83	5.87	89	5.51	96	4.48	105	3.72	93	4.83
Total interest-earning assets	28,219	3.16	26,418	3.51	25,820	3.46	26,047	3.44	26,631	3.39
Allowance for loan and lease losses	(327)		(319)		(325)		(328)		(325)
Cash and due from banks	196		138		129		129		148
Other non-earning assets	1,814		1,824		1,846		1,861		1,837
Total assets	$ 29,902		$ 28,061		$ 27,470		$ 27,709		$ 28,291

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,359	0.06%	$ 2,289	0.07%	$ 2,173	0.07%	$ 2,217	0.08%	$ 2,260	0.07%
Money market accounts	6,459	0.07	6,286	0.11	5,759	0.11	5,692	0.11	6,052	0.10
Savings deposits	437	0.06	420	0.09	415	0.10	419	0.11	423	0.09
Time deposits - under $100,000	179	0.23	185	0.29	192	0.37	201	0.37	189	0.32
Time deposits -- $100,000 and over	520	0.40	586	0.39	708	0.38	604	0.42	604	0.40
Total interest-bearing deposits	9,954	0.09	9,766	0.12	9,247	0.13	9,133	0.13	9,528	0.12

Federal funds purchased and securities sold under repurchase agreements	--	--	2	0.08	374	0.13	840	0.13	301	0.13
Other borrowings	728	6.03	712	6.07	928	4.74	1,452	3.21	952	4.66
Total interest-bearing liabilities	10,682	0.49	10,480	0.52	10,549	0.54	11,425	0.52	10,781	0.52
Noninterest-bearing deposits	15,989		14,536		13,872		13,278		14,426
Other liabilities	538		474		466		473		489
Total equity	2,693		2,571		2,582		2,533		2,595
Total liabilities and equity	$ 29,902		$ 28,061		$ 27,470		$ 27,709		$ 28,291

Net interest spread		2.67%		2.99%		2.92%		2.92%		2.87%
Net interest margin		2.97%		3.30%		3.24%		3.21%		3.18%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2014	2013
	First	Fourth	Third	Second	First	Year To
	Quarter	Quarter	Quarter	Quarter	Quarter	Date
Per Common Share:
Shares outstanding (in thousands):
Average - Basic	54,689	54,438	54,274	54,105	53,731	54,139
Average - Diluted	55,429	55,141	54,820	54,477	54,068	54,640
Period-end	54,511	54,184	53,915	53,781	53,638
Book value for shareholders	$ 46.38	$ 45.65	$ 44.85	$ 44.16	$ 44.50
Closing price:
High	$ 81.07	$ 79.33	$ 71.15	$ 63.66	$ 59.61	$ 79.33
Low	68.39	65.39	64.11	54.36	51.13	51.13
Period-end	78.72	79.22	66.66	63.37	58.91

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 21,016	$ 20,766	$ 19,977	$ 19,256	$ 18,872
Tier 1 common equity	$ 1,867	$ 1,823	$ 1,761	$ 1,700	$ 1,643
Percentage of risk-weighted assets (2)	8.89%	8.78%	8.82%	8.83%	8.71%
Tier 1 capital	$ 2,140	$ 2,096	$ 1,936	$ 1,875	$ 1,818
Percentage of risk-weighted assets	10.18%	10.09%	9.69%	9.74%	9.64%
Total capital	$ 2,749	$ 2,699	$ 2,532	$ 2,461	$ 2,399
Percentage of risk-weighted assets	13.08%	13.00%	12.67%	12.78%	12.71%
Tier 1 leverage ratio	7.41%	7.17%	7.07%	7.00%	6.72%

Period-end equity to period-end assets	9.40%	9.22%	8.91%	9.29%	9.32%
Period-end common equity to period-end assets	8.50%	8.32%	8.32%	8.67%	8.70%

Average equity to average assets	9.45%	9.01%	9.16%	9.40%	9.14%	9.17%
Average common equity to average assets	8.54%	8.24%	8.55%	8.78%	8.53%	8.52%

Period-end tangible common equity to period-end tangible assets (2)	6.36%	6.17%	6.11%	6.32%	6.35%
Period-end tangible common equity to period-end tangible assets excluding net unrealized gain/loss on AFS securities (2)	6.37%	6.22%	6.14%	6.30%	6.09%

Average tangible common equity to average tangible assets (2)	6.37%	6.09%	6.26%	6.44%	6.19%	6.24%
Average tangible common equity to average tangible assets excluding net unrealized gain/loss on AFS securities (2)	6.38%	6.10%	6.30%	6.20%	5.93%	6.13%

Senior Debt Credit Ratings
For The Period Ended March 31, 2014			Standard &
	Moody's	Fitch	Poor's	DBRS
City National Bank	A2	A--	A--	A (high)
City National Corporation	A3	A--	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, risk-weighted assets are calculated by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier 1 common equity to risk-weighted assets ratio, tangible common equity to tangible assets ratio, and tangible common equity to tangible assets ratio excluding net unrealized gain/loss on AFS (available-for-sale) securities are non-GAAP financial measures. See pages 16 and 17 for notes on non-GAAP measures.

CITY NATIONAL CORPORATION
COMPUTATION OF BASIC AND DILUTED EARNINGS PER COMMON SHARE
(unaudited)

City National applies the two-class method of computing basic and diluted earnings per common share ("EPS"). Under the two-class method, EPS is determined for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The company grants restricted stock and restricted stock units under a share-based compensation plan that qualify as participating securities. The computation of basic and diluted EPS is presented in the following table:

	2014	2013
	First	Fourth	Third	Second	First	Year to
(Dollars in thousands, except per share amounts)	Quarter	Quarter	Quarter	Quarter	Quarter	Date
Basic EPS:
Net income attributable to City National Corporation	$ 54,511	$ 55,112	$ 63,633	$ 59,741	$ 51,523	$ 230,009
Less: Dividends on preferred stock	4,094	2,406	2,407	2,406	2,406	9,625
Net income available to common shareholders	$ 50,417	$ 52,706	$ 61,226	$ 57,335	$ 49,117	$ 220,384
Less: Earnings allocated to participating securities	543	585	688	656	637	2,555
Earnings allocated to common shareholders	$ 49,874	$ 52,121	$ 60,538	$ 56,679	$ 48,480	$ 217,829

Weighted average shares outstanding	54,689	54,438	54,274	54,105	53,731	54,139

Basic earnings per common share	$ 0.91	$ 0.96	$ 1.12	$ 1.05	$ 0.90	$ 4.02

Diluted EPS:
Earnings allocated to shareholders (1)	$ 49,879	$ 52,126	$ 60,543	$ 56,682	$ 48,484	$ 217,848

Weighted average shares outstanding	54,689	54,438	54,274	54,105	53,731	54,139
Dilutive effect of equity awards	740	703	546	372	337	501
Weighted average diluted shares outstanding	55,429	55,141	54,820	54,477	54,068	54,640

Diluted earnings per common share	$ 0.90	$ 0.95	$ 1.10	$ 1.04	$ 0.90	$ 3.99

(1) Earnings allocated to shareholders for basic and diluted EPS may differ under the two-class method as a result of adding common stock equivalents for options to dilutive shares outstanding, which alters the ratio used to allocate earnings to shareholders and participating securities for the purposes of calculating diluted EPS.

CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS
(unaudited)

The following table provides selected components of income and expense related to covered assets:
		2014	2013
		First	Fourth	First
(In thousands)		Quarter	Quarter	Quarter

Summary Totals
Net impairment expense (Sum of A)		$ (2,019)	$ (185)	$ (71)
Other covered asset expense, net		(1,561)	(124)	(144)
Total expense, net		$ (3,580)	$ (309)	$ (215)

Interest income (1)
Income on loans paid-off or fully charged-off		$ 9,324	$ 13,691	$ 15,625

Provision for losses on covered loans
Provision for losses on covered loans	A	4,655	174	9,892

Noninterest income related to covered assets

FDIC loss sharing expense, net
Gain on indemnification asset	A	$ 3,599	$ 677	$ 10,616
Indemnification asset amortization		(3,164)	(3,142)	(4,899)
Net FDIC reimbursement for OREO and loan expenses		1,653	2,289	5,193
Removal of indemnification asset for loans paid-off or fully charged-off		(2,999)	(6,813)	(6,073)
Removal of indemnification asset for unfunded loan commitments and loans transferred to OREO		(676)	(1,017)	(2,569)
Removal of indemnification asset for OREO and net reimbursement to FDIC for OREO sales		(311)	(680)	(844)
Loan recoveries shared with FDIC		(4,222)	(3,579)	(4,981)
Increase in FDIC clawback liability	A	(963)	(688)	(795)
Total FDIC loss sharing expense, net		(7,083)	(12,953)	(4,352)

Gain on disposal of assets
Net gain on sale of OREO		389	850	974

Other income
Net gain on transfers of covered loans to OREO		863	1,427	3,506
Amortization of fair value on acquired unfunded loan commitments		215	69	394
OREO income		435	517	826
Other		(156)	(276)	(334)
Total other income		1,357	1,737	4,392

Total noninterest income related to covered assets		$ (5,337)	$ (10,366)	$ 1,014

Noninterest expense related to covered assets (2)

Other real estate owned
Valuation write-downs		$ 155	$ 241	$ 3,035
Holding costs and foreclosure expense		1,158	1,463	1,893
Total other real estate owned		1,313	1,704	4,928

Legal and professional fees		1,580	1,749	2,020

Other operating expense
Other covered asset expenses		19	7	14

Total noninterest expense related to covered assets (3)		$ 2,912	$ 3,460	$ 6,962

Total expense, net		$ (3,580)	$ (309)	$ (215)

(1) Excludes base yield in interest income related to covered loans.
(2) OREO, legal and professional fees, and other expenses related to covered assets must meet certain FDIC criteria in order for the expense amounts to be reimbursed. Certain amounts reflected in these categories may not be reimbursed by the FDIC.
(3) Excludes personnel and other corporate overhead expenses that the company incurs to service covered assets and costs associated with the branches acquired in FDIC-assisted acquisitions.

CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS (continued)
(unaudited)

The following table provides selected components of income and expense related to covered assets from the first quarter of 2011 to the first quarter of 2014:

		2014	2013				2012				2011
		First	Fourth	Third	Second	First	Fourth	Third	Second	First	Fourth	Third	Second	First
(In thousands)		Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Summary Totals
Net impairment (expense) income (Sum of A)		$ (2,019)	$ (185)	$ (483)	$ (1,463)	$ (71)	$ 3,517	$ 2,639	$ 3,932	$ 2,756	$ (52)	$ (5,884)	$ (532)	$ (4,344)
Other covered asset (expense) income, net		(1,561)	(124)	3,190	(520)	(144)	(720)	(837)	3,388	(1,893)	394	(589)	(1,095)	(147)
Total (expense) income, net		$ (3,580)	$ (309)	$ 2,707	$ (1,983)	$ (215)	$ 2,797	$ 1,802	$ 7,320	$ 863	$ 342	$ (6,473)	$ (1,627)	$ (4,491)

Interest income
Income on loans paid-off or fully charged-off		$ 9,324	$ 13,691	$ 25,849	$ 15,880	$ 15,625	$ 17,536	$ 22,164	$ 27,402	$ 15,699	$ 18,902	$ 18,343	$ 11,105	$ 7,389

Provision for losses on covered loans
Provision for losses on covered loans	A	4,655	174	2,496	(11,927)	9,892	6,498	18,089	13,293	7,466	17,667	5,147	1,716	19,116

Noninterest income related to covered assets

FDIC loss sharing (expense) income, net
Gain (loss) on indemnification asset	A	$ 3,599	$ 677	$ 2,239	$ (13,102)	$ 10,616	$ 10,070	$ 21,426	$ 17,722	$ 10,839	$ 17,675	$ (384)	$ 1,687	$ 15,048
Indemnification asset amortization		(3,164)	(3,142)	(4,417)	(4,746)	(4,899)	(4,818)	(4,258)	(4,133)	(4,025)	(3,775)	(4,043)	(4,126)	(3,624)
Net FDIC reimbursement for OREO and loan expenses		1,653	2,289	4,582	4,995	5,193	8,020	7,612	6,724	10,441	13,858	10,496	17,852	11,118
Removal of indemnification asset for loans paid-off or fully charged-off		(2,999)	(6,813)	(9,746)	(7,650)	(6,073)	(5,896)	(9,731)	(10,654)	(6,516)	(5,955)	(10,228)	(6,306)	(3,513)
Removal of indemnification asset for unfunded loan commitments and loans transferred to OREO		(676)	(1,017)	(1,550)	(1,163)	(2,569)	(1,500)	(2,834)	(4,773)	(2,113)	(4,714)	(3,703)	(8,855)	(7,673)
Removal of indemnification asset for OREO and net reimbursement to FDIC for OREO sales		(311)	(680)	(2,451)	(428)	(844)	(2,042)	(1,219)	(1,189)	(2,656)	(1,543)	(2,823)	(7,219)	(1,282)
Loan recoveries shared with FDIC		(4,222)	(3,579)	(9,423)	(4,095)	(4,981)	(6,303)	(8,631)	(9,226)	(4,487)	(7,853)	(3,153)	(3,197)	(1,971)
Increase in FDIC clawback liability	A	(963)	(688)	(226)	(288)	(795)	(55)	(698)	(497)	(617)	(60)	(353)	(503)	(276)
Other		--	--	--	--	--	--	--	--	--	--	--	(17)	778
Total FDIC loss sharing (expense) income, net		(7,083)	(12,953)	(20,992)	(26,477)	(4,352)	(2,524)	1,667	(6,026)	866	7,633	(14,191)	(10,684)	8,605

Gain on disposal of assets
Net gain on sale of OREO		389	850	3,064	616	974	2,593	1,524	1,486	2,137	1,927	3,625	9,092	1,628

Other income
Net gain on transfers of covered loans to OREO		863	1,427	1,936	1,445	3,506	1,926	4,907	6,864	2,483	6,824	3,887	12,817	10,330
Amortization of fair value on acquired unfunded loan commitments		215	69	48	283	394	408	192	413	559	558	1,088	766	692
OREO income		435	517	731	456	826	977	428	615	905	406	379	637	661
Other		(156)	(276)	711	(318)	(334)	(636)	(632)	(864)	(1,018)	(745)	(503)	(690)	29
Total other income		1,357	1,737	3,426	1,866	4,392	2,675	4,895	7,028	2,929	7,043	4,851	13,530	11,712

Total noninterest income related to covered assets		$ (5,337)	$ (10,366)	$ (14,502)	$ (23,995)	$ 1,014	$ 2,744	$ 8,086	$ 2,488	$ 5,932	$ 16,603	$ (5,715)	$ 11,938	$ 21,945

Noninterest expense related to covered assets

Other real estate owned
Valuation write-downs		$ 155	$ 241	$ 1,556	$ 2,184	$ 3,035	$ 4,115	$ 4,267	$ 4,250	$ 7,808	$ 9,984	$ 7,526	$ 15,628	$ 8,305
Holding costs and foreclosure expense		1,158	1,463	3,607	1,894	1,893	3,878	3,522	2,796	3,207	4,890	3,449	4,564	4,493
Total other real estate owned		1,313	1,704	5,163	4,078	4,928	7,993	7,789	7,046	11,015	14,874	10,975	20,192	12,798

Legal and professional fees		1,580	1,749	969	1,701	2,020	2,977	2,541	2,200	2,278	2,609	2,961	2,832	1,819

Other operating expense
Other covered asset expenses		19	7	12	16	14	15	29	31	9	13	18	(70)	92

Total noninterest expense related to covered assets		$ 2,912	$ 3,460	$ 6,144	$ 5,795	$ 6,962	$ 10,985	$ 10,359	$ 9,277	$ 13,302	$ 17,496	$ 13,954	$ 22,954	$ 14,709

Total (expense) income, net		$ (3,580)	$ (309)	$ 2,707	$ (1,983)	$ (215)	$ 2,797	$ 1,802	$ 7,320	$ 863	$ 342	$ (6,473)	$ (1,627)	$ (4,491)

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Return on average tangible common equity ratio (annualized)

Return on average tangible common equity is a non-GAAP financial measure that represents the return on average common equity excluding goodwill and other intangible assets and their related amortization expense. Management reviews this measure in evaluating the company's performance and believes that investors may find it useful to evaluate the return on average common equity without the impact of goodwill and other intangible assets. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2014	2013
	First	Fourth	Third	Second	First	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Date
Net income available to common shareholders	$ 50,417	$ 52,706	$ 61,226	$ 57,335	$ 49,117	$ 220,384
Add: Amortization of intangibles, net of tax	865	1,002	1,124	1,123	1,124	4,373
Tangible net income available to common shareholders (A)	$ 51,282	$ 53,708	$ 62,350	$ 58,458	$ 50,241	$ 224,757

Average common equity	$ 2,512,775	$ 2,465,056	$ 2,400,624	$ 2,412,148	$ 2,363,507	$ 2,410,585
Less: Goodwill and other intangibles	(682,676)	(684,289)	(686,091)	(687,997)	(689,932)	(687,059)
Tangible common equity (B)	$ 1,830,099	$ 1,780,767	$ 1,714,533	$ 1,724,151	$ 1,673,575	$ 1,723,526

Return on average tangible common equity (A)/(B)	11.36%	11.97%	14.43%	13.60%	12.17%	13.04%

(b) Tier 1 common equity to risk-weighted assets

Tier 1 common equity to risk-weighted assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying perpetual preferred stock, qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the company's capital levels and has included this ratio in response to market participants' interest in the Tier 1 common equity to risk-weighted assets ratio.

	2014	2013
	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Tier 1 capital	$ 2,140,136	$ 2,095,576	$ 1,936,191	$ 1,874,999	$ 1,818,367
Less: Preferred stock	(267,616)	(267,616)	(169,920)	(169,920)	(169,920)
Less: Trust preferred securities	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)
Tier 1 common equity (A)	$ 1,867,365	$ 1,822,805	$ 1,761,116	$ 1,699,924	$ 1,643,292

Risk-weighted assets (B)	$21,015,948	$20,766,237	$19,977,106	$19,255,862	$18,872,451

Tier 1 common equity to risk-weighted assets (A)/(B)	8.89%	8.78%	8.82%	8.83%	8.71%

Under Basel III capital rules, the Company's estimated Tier 1 common equity ratio was 8.6 percent at March 31, 2014. This ratio was estimated based on management's interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act. Under management's interpretation of Basel III, estimated Tier 1 common equity was $1.9 billion and estimated risk-weighted assets were $21.8 billion.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

(c) Ratios for tangible common equity and tangible common equity excluding net unrealized gain/loss on AFS securities

Ratios for tangible common equity and tangible common equity excluding net unrealized gain/loss on AFS securities are non-GAAP financial measures. Tangible common equity to tangible assets represents total common shareholders' equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Tangible common equity to tangible assets excluding unrealized gain/loss on AFS securities represents tangible common equity less net unrealized gain/loss on AFS securities divided by total assets less identifiable intangible assets, goodwill and net unrealized gain/loss on AFS securities. Management reviews these measures in evaluating the company's capital levels and has included these ratios in response to market participant and regulatory interest in tangible common equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2014	2013
	First	Fourth	Third	Second	First	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Date
Period End:
Total common shareholders' equity	$ 2,528,344	$ 2,473,370	$ 2,417,968	$ 2,374,848	$ 2,386,969
Less: Goodwill and other intangibles	(681,756)	(683,243)	(684,965)	(686,897)	(688,829)
Tangible common equity (A)	$ 1,846,588	$ 1,790,127	$ 1,733,003	$ 1,687,951	$ 1,698,140
Less: Net unrealized loss/(gain) on AFS securities	4,363	15,641	10,355	(6,585)	(74,201)
Tangible common equity excluding net unrealized gain/loss on AFS securities (B)	$ 1,850,951	$ 1,805,768	$ 1,743,358	$ 1,681,366	$ 1,623,939

Total assets	$ 29,738,252	$ 29,717,951	$ 29,059,404	$ 27,379,502	$ 27,433,754
Less: Goodwill and other intangibles	(681,756)	(683,243)	(684,965)	(686,897)	(688,829)
Tangible assets (C)	$ 29,056,496	$ 29,034,708	$ 28,374,439	$ 26,692,605	$ 26,744,925
Less: Net unrealized loss/(gain) on AFS securities	4,363	15,641	10,355	(6,585)	(74,201)
Tangible assets excluding net unrealized gain/loss on AFS securities (D)	$ 29,060,859	$ 29,050,349	$ 28,384,794	$ 26,686,020	$ 26,670,724

Period-end tangible common equity to period-end tangible assets (A)/(C)	6.36%	6.17%	6.11%	6.32%	6.35%
Period-end tangible common equity to period-end tangible assets excluding net unrealized gain/loss on AFS securities (B)/(D)	6.37%	6.22%	6.14%	6.30%	6.09%

Average Balance:
Total common shareholders' equity	$ 2,512,775	$ 2,465,056	$ 2,400,624	$ 2,412,148	$ 2,363,507	$ 2,410,585
Less: Goodwill and other intangibles	(682,676)	(684,289)	(686,091)	(687,997)	(689,932)	(687,059)
Tangible common equity (E)	$ 1,830,099	$ 1,780,767	$ 1,714,533	$ 1,724,151	$ 1,673,575	$ 1,723,526
Less: Net unrealized loss/(gain) on AFS securities	3,016	1,223	10,835	(68,768)	(76,916)	(33,071)
Tangible common equity excluding net unrealized gain/loss on AFS securities (F)	$ 1,833,115	$ 1,781,990	$ 1,725,368	$ 1,655,383	$ 1,596,659	$ 1,690,455

Total assets	$ 29,426,360	$ 29,902,443	$ 28,061,134	$ 27,469,581	$ 27,709,159	$ 28,290,973
Less: Goodwill and other intangibles	(682,676)	(684,289)	(686,091)	(687,997)	(689,932)	(687,059)
Tangible assets (G)	$ 28,743,684	$ 29,218,154	$ 27,375,043	$ 26,781,584	$ 27,019,227	$ 27,603,914
Less: Net unrealized loss/(gain) on AFS securities	3,016	1,223	10,835	(68,768)	(76,916)	(33,071)
Tangible assets excluding net unrealized gain/loss on AFS securities (H)	$ 28,746,700	$ 29,219,377	$ 27,385,878	$ 26,712,816	$ 26,942,311	$ 27,570,843

Average tangible common equity to average tangible assets (E)/(G)	6.37%	6.09%	6.26%	6.44%	6.19%	6.24%
Average tangible common equity to average tangible assets excluding net unrealized gain/loss on AFS securities (F)/(H)	6.38%	6.10%	6.30%	6.20%	5.93%	6.13%
CONTACT: Financial/Investors
         Christopher J. Carey, 310.888.6777
         Chris.Carey@cnb.com

         Media
         Cary Walker, 213.673.7615
         Cary.Walker@cnb.com

         Linda Mueller, 213.673.7619
         Linda.Mueller@cnb.com

         Conference Call:
         Today 2:00 p.m. PDT
         (877) 359-9508
         Conference ID: 13387727